UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Soliciting Material under Rule 14a-12

Cowen Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following are talking points Cowen Inc. sent to members of management on August 2, 2022 in connection with the proposed business combination between Cowen Inc. and The Toronto-Dominion Bank.

COWEN MANAGER TALKING POINTS

●
Today we announced an agreement to combine our firm with TD Securities, the investment bank and dealer division of The Toronto-Dominion Bank (“TD”), the Canadian headquartered bank that is the 14th largest globally by market cap with a balance sheet of US $1.4 trillion, in an all-cash deal at $39.00 per share or an aggregate equity value of US$1.3 billion and an enterprise value of $1.9 billion.  Please refer to our press release [Link to Press Release dated August 2, 2022, previously filed here] for more important information regarding the transaction.

●	$39.00 represents a premium of 62.2% to the closing price of Cowen stock of $24.04 on July 1, 2022, when Bloomberg first reported speculation about a potential transaction.

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When TD approached senior leadership with this idea, it was not something the firm was actively pursuing.  However, it was clear that TD had carefully considered this and knew why Cowen is such a special place.

●	This is a very exciting opportunity for both organizations. The premise of this transaction is to create incremental opportunities to scale our respective client platforms collectively.

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Cowen as an organization, as a franchise, has never been stronger.  And thanks to our exceptional people, we continue to perform remarkably well across our businesses and create long-term opportunities.  Our entrepreneurial, client-focused and values-based culture was recognized by TD and offered an opportunity to combine in a way that is virtually seamless.

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Adding Cowen will bring TD Securities’ global revenues to approximately US$5.3 billion with added advisory, capital markets, equity execution, and industry-leading research capabilities and broadened expertise in key growth sectors on a pro forma basis.

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This transaction has minimal business and operational overlap.  That creates enormous potential to open up meaningful opportunities for Cowen and TD alike, as we look to leverage our respective and collective capabilities and best practices, extend our client base and reach to financial centers across the globe.

●	TD management has said that they are not budgeting cost synergies as a part of this transaction.

●	Cowen and TD Securities' existing businesses are highly complementary:

o
Cowen adds new capabilities in U.S. equities, including our strong sales and trading and equity execution platform, a top-tier algorithmic trading operation across multiple venues with a growing non-U.S. execution business, and a renowned global research platform with almost 1,000 companies under coverage in addition to our WRG policy team. This capability expands TD’s offering to existing U.S. clients but is also extremely important to its Canadian clients.

o
Cowen adds scale and expertise in corporate and sponsors advisory coverage, and public and private capital markets, areas that TD Securities has been actively growing. Cowen will also broaden TD Securities' expertise in key growth sectors.

o
With approximately 5,000 employees, the majority of which are based in Canada, TD Securities displays many of the nimble and entrepreneurial traits that define Cowen. Combined we will be an investment bank with more than 6,500 people.

o	TD Securities' balance sheet and capital markets expertise are expected to bring immediate benefits to Cowen’s existing client base.

o
We see a lot of opportunity to leverage TD’s existing FICC business, equity derivatives platform, leveraged lending capability, North American corporate lending, and Canadian investment banking franchise on behalf of our clients and they see ways to leverage our capabilities on behalf of their clients. Once integrated with TD, we have the benefit of the stability that comes from operating on a world class base, AA- rating, $1.4 trillion balance sheet - combining our growth capacity with the safety and security of TD.

●	TD recognizes the value of the Cowen brand in the U.S. market, and after closing of the transaction, our businesses will operate as TD Cowen and be fully integrated into TD Securities.

●
Jeff Solomon will join the TD Securities leadership team as President, TD Cowen and Vice Chair, TD Securities, reporting to Riaz Ahmed, President and CEO, TD Securities and Group Head, Wholesale Banking TD Bank Group.  Riaz will oversee the integration of Cowen.  Dan and Larry will join Riaz’s leadership team as well.

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TD understands the nature of the U.S. banking market and competitive compensation practices.  We will maintain that competitiveness. Jeff and the leadership team will manage the year-end process for TD Cowen and that will ensure we can maintain the practices our team expects.

Larry, Dan, Robert, Elizabeth, John, Steve, Owen, Kelly and Jenny will continue to lead their respective areas and further responsibilities will be worked out as part of the integration process.

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The transaction is expected to close in early 2023.  Until then, it is business as usual, and TD Securities and Cowen will continue to operate as separate, independent companies. We will set up an integration office to ensure that we can successfully manage this change across all of our priorities.

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In the coming months we will spend time planning and working across our two organizations to ensure a smooth and comfortable experience for clients, our Cowen colleagues, as well as our new colleagues at TD.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between Cowen  Inc. (the “Company”) and The Toronto-Dominion Bank (“TD”).  In connection with the proposed transaction, the Company intends to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) in preliminary and definitive form, and the Company will mail the definitive Proxy Statement to its stockholders and file other documents regarding the proposed transaction with the SEC.  HOLDERS OF COMMON STOCK OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Proxy Statement and other relevant materials (when they become available) and any other documents filed or furnished by the Company with the SEC may be obtained free of charge at the SEC’s web site (http://www.sec.gov), through the Company’s Investor Relations page (http://www.cowen.com/investor-relations), or by writing to Cowen Inc., Attn: Owen Littman, at 599 Lexington Avenue, New York, NY, 10022 or at Owen.Littman@cowen.com.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of shares of the Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2022 Annual Meeting of Stockholders, which was filed with the SEC on May 27, 2022. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such 2022 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC.

Additional information concerning the interests of the Company’s participants in the solicitation will be set forth in the Proxy Statement (when available). Investors may obtain additional information regarding the interests of such participants by reading the Proxy Statement. You may obtain free copies of these documents using the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify these statements by forward-looking terms such as “may,” “might,” “will,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “possible,” “potential,” “intend,” “seek” or “continue,” the negative of these terms and other comparable terminology or similar expressions.

These forward-looking statements represent only the Company’s beliefs regarding future events (many of which, by their nature, are inherently uncertain and beyond the Company’s control) and are predictions only, based on the Company’s current expectations and projections about future events.  There are important factors that could cause the Company’s actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, among others:

●	the parties’ ability to consummate the proposed transaction in within the expected time-frame or at all;

●
the satisfaction or waiver of the conditions to the completion of the proposed transaction, including the receipt of the required approval of the Company’s stockholders with respect to the proposed transaction and the receipt of regulatory clearances required to consummate the proposed transaction, in each case, on the terms expected or on the anticipated schedule;

●	the risk that the parties may be unable to achieve the anticipated benefits of the proposed transaction within the expected time-frames or at all;

●	the possibility that competing offers or acquisition proposals for the Company will be made;

●	the occurrence of any event that could give rise to the termination of the proposed transaction, including in circumstances which would require the Company to pay a termination fee;

●
the effect of the announcement or pendency of the proposed transaction on the Company’s ability to retain and hire key personnel and its ability to maintain relationships with its customers, clients, vendors and others with whom it does business;

●	risks related to diverting management’s attention from the Company’s ongoing business operations; and

●	the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability and may delay the proposed transaction.

In particular, you should consider the risks outlined under Item 1A - “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and subsequent reports the Company has filed with the SEC.  Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, level of activity, performance or achievements.  Moreover, none of the Company or any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements.  You should not rely upon forward-looking statements as predictions of future events.  These forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any of these forward-looking statements after the date they are made except to the extent required by applicable law.  Further disclosures that the Company makes on related subjects in additional filings with the SEC should be consulted.